NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Fourth Quarter and Full Year 2011 Earnings

HAMILTON, Bermuda – February 8, 2012 -- Everest Re Group, Ltd. (NYSE: RE) reported fourth quarter 2011 net income of $41.0 million, or $0.76 per diluted common share, compared to $302.5 million, or $5.51 per diluted common share, for the same period last year. Excluding net realized capital gains and losses, the after-tax operating loss1 was $50.7 million, or $0.94 per diluted common share, compared to after-tax operating income1 of $257.8 million, or $4.70 per diluted common share, in the fourth quarter of 2010.

For the year ended December 31, 2011, the net loss was $80.5 million, or $1.49 per common share, compared to net income of $610.8 million, or $10.70 per diluted common share, for 2010. Excluding net realized capital gains and losses, the after-tax operating loss1 was $93.6 million, or $1.73 per common share, for the full year 2011, compared to net operating income of $518.1 million, or $9.08 per diluted common share, for the same period in 2010.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “While catastrophe losses have had a significant impact on our results this year, our balance sheet remains strong with capital still in excess of $6 billion, a testament to the strength of our franchise. This served us well during January renewals as we constructed a portfolio that enjoyed better rates and terms and, accordingly, we are optimistic about the prospects for 2012.”

Operating highlights for the fourth quarter and full year 2011 included the following:

•
Gross written premiums were $1.1 billion for the quarter, an increase of 10% when compared to the same quarter in 2010. Worldwide reinsurance premiums were up 12% and direct insurance premiums were up 5% in the period. For the full year, gross written premiums totaled $4.3 billion, an increase of 2% compared to last year. Adjusting for the impact of foreign exchange and reinstatement premiums generated year over year on catastrophe losses, premium was flat to last year.

•
Pre-tax catastrophe losses, net of reinstatement premiums, were $370.7 million in the quarter compared to $52.6 million in the fourth quarter of 2010. As previously announced, the current quarter losses include $218.0 million for the Thailand floods, increased reported loss estimates on the earthquakes in Japan and New Zealand that occurred earlier in the year, and an additional catastrophe reserve provision of $50.0 million for all 2011 events due to their complexity and the systemic late reporting that has resulted. For the full year, net after-tax catastrophe losses amounted to $959.7 million in 2011.

•
The loss ratio was 101.4% for the quarter and 90.9% for the year, compared to 70.6% and 74.9%, respectively, for the same periods in 2010. For the full year, excluding catastrophe losses noted above, related reinstatement premiums, and nominal prior year loss development, the attritional loss ratio was trending positive at 60.0% compared to 61.2% for 2010 reflecting portfolio changes and improved rates.

•
Net investment income declined to $126.3 million for the quarter and $620.0 million for the year compared to $184.9 million and $653.5 million, respectively, for 2010. Eliminating the impact of limited partnership results, investment income was down 3% for the year due to lower re-investment rates.

•	Net after-tax realized capital gains totaled $91.7 million for the quarter and $13.1 million, mainly due to after-tax fair value adjustments on the equity portfolio.
•	Cash flow from operations was $112.9 million for the quarter compared to $127.9 million for the same period in 2010. For the full year 2011, cash flow from operations was $659.5 million.
•
During the quarter, the Company repurchased approximately 105,000 of its common shares at an average price of $78.56 and a total cost of $8.3 million. For the year, the Company repurchased 1.1 million of its common shares, or 2% of its total outstanding shares at year end 2010, for a total cost of $92.5 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 2.3 million shares available.

•	Shareholders’ equity ended the year at $6.1 billion, with book value per share of $112.99, down 2% when compared to year-end 2010.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  The

Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 9, 2012. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax gain on debt repurchase as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2011		2010		2011		2010
	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$41,042	$0.76	$302,533	$5.51	$(80,486)	$(1.49)	$610,754	$10.70
After-tax net realized capital gains (losses)	91,726	1.70	44,695	0.81	13,114	0.24	92,625	1.62

After-tax operating income (loss)	$(50,684)	$(0.94)	$257,838	$4.70	$(93,600)	$(1.73)	$518,129	$9.08

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2011	2010	2011	2010
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,005,728	$1,020,159	$4,101,347	$3,934,625
Net investment income	126,253	184,865	620,041	653,463
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(406)	(83)	(16,223)	(2,975)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	137,689	32,674	23,146	104,886
Total net realized capital gains (losses)	137,283	32,591	6,923	101,911
Net derivative gain (loss)	8,012	18,683	(11,261)	(1,119)
Other income (expense)	8,655	2,076	(23,089)	16,927
Total revenues	1,285,931	1,258,374	4,693,961	4,705,807

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,019,928	720,121	3,726,204	2,945,712
Commission, brokerage, taxes and fees	248,721	245,227	950,521	931,855
Other underwriting expenses	42,113	41,230	182,403	166,258
Corporate expenses	4,539	2,535	16,461	14,914
Interest, fees and bond issue cost amortization expense	13,120	13,034	52,319	55,830
Total claims and expenses	1,328,421	1,022,147	4,927,908	4,114,569

INCOME (LOSS) BEFORE TAXES	(42,490)	236,227	(233,947)	591,238
Income tax expense (benefit)	(83,532)	(66,306)	(153,461)	(19,516)

NET INCOME (LOSS)	$41,042	$302,533	$(80,486)	$610,754
Other comprehensive income (loss), net of tax	(35,968)	(227,333)	34,720	60,220

COMPREHENSIVE INCOME (LOSS)	$5,074	$75,200	$(45,766)	$670,974

EARNINGS PER COMMON SHARE:
Basic	$0.76	$5.53	$(1.49)	$10.73
Diluted	0.76	5.51	(1.49)	10.70
Dividends declared	0.48	0.48	1.92	1.92

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in thousands, except par value per share)	2011	2010
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,293,524	$12,450,469
(amortized cost: 2011, $11,731,173; 2010, $12,011,336)
Fixed maturities - available for sale, at fair value	113,606	180,482
Equity securities - available for sale, at market value (cost: 2011, $463,620; 2010, $363,283)	448,930	363,736
Equity securities - available for sale, at fair value	1,249,106	721,449
Short-term investments	685,332	785,279
Other invested assets (cost: 2011, $558,232; 2010, $603,681)	558,232	605,196
Cash	448,651	258,408
Total investments and cash	15,797,381	15,365,019
Accrued investment income	130,193	148,990
Premiums receivable	1,077,548	844,832
Reinsurance receivables	580,339	684,718
Funds held by reinsureds	267,295	379,616
Deferred acquisition costs	378,026	383,769
Prepaid reinsurance premiums	85,409	133,007
Deferred tax asset	332,783	149,101
Federal income taxes recoverable	41,623	124,215
Other assets	202,958	170,931
TOTAL ASSETS	$18,893,555	$18,384,198

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,123,215	$9,340,183
Future policy benefit reserve	67,187	63,002
Unearned premium reserve	1,412,778	1,455,219
Funds held under reinsurance treaties	2,528	99,213
Commission reserves	55,103	45,936
Other net payable to reinsurers	51,564	47,519
Revolving credit borrowings	-	50,000
5.4% Senior notes due 10/15/2014	249,858	249,812
6.6% Long term notes due 5/1/2067	238,354	238,351
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	4,781	4,793
Equity index put option liability	69,729	58,467
Other liabilities	217,186	118,289
Total liabilities	12,822,180	12,100,681

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2011) 66,455
and (2010) 66,017 outstanding before treasury shares	665	660
Additional paid-in capital	1,892,988	1,863,031
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $112,969 at 2011 and $102,868 at 2010	366,978	332,258
Treasury shares, at cost; 12,719 shares (2011) and 11,589 shares (2010)	(1,073,970)	(981,480)
Retained earnings	4,884,714	5,069,048
Total shareholders' equity	6,071,375	6,283,517
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,893,555	$18,384,198

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2011	2010	2011	2010
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$41,042	$302,533	$(80,486)	$610,754
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(75,692)	61,327	(235,560)	132,986
Decrease (increase) in funds held by reinsureds, net	784	25,182	18,236	1,573
Decrease (increase) in reinsurance receivables	(10,061)	16,729	97,549	(62,954)
Decrease (increase) in deferred tax asset	(120,471)	(2,237)	(194,029)	22,023
Decrease (increase) in prepaid reinsurance premiums	(3,098)	4,866	46,374	(25,281)
Increase (decrease) in reserve for losses and loss adjustment expenses	247,859	(37,284)	826,230	420,748
Increase (decrease) in future policy benefit reserve	5,217	(745)	4,185	(1,534)
Increase (decrease) in unearned premiums	39,179	(82,589)	(39,822)	36,883
Change in equity adjustments in limited partnerships	10,504	(40,264)	(56,549)	(71,493)
Change in other assets and liabilities, net	96,643	(99,839)	214,701	(104,276)
Non-cash compensation expense	4,740	2,857	17,693	14,786
Amortization of bond premium (accrual of bond discount)	13,488	9,906	47,872	46,095
Amortization of underwriting discount on senior notes	13	11	49	76
Net realized capital (gains) losses	(137,283)	(32,591)	(6,923)	(101,911)
Net cash provided by (used in) operating activities	112,864	127,862	659,520	918,475

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	354,593	510,168	1,702,973	1,717,659
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	12,775	-
Proceeds from fixed maturities sold - available for sale, at market value	376,593	786,373	1,732,246	1,632,719
Proceeds from fixed maturities sold - available for sale, at fair value	2,526	936	65,158	20,237
Proceeds from equity securities sold - available for sale, at market value	-	2,322	27,207	3,037
Proceeds from equity securities sold - available for sale, at fair value	92,480	146,471	247,227	234,112
Distributions from other invested assets	23,256	28,335	166,273	79,849
Cost of fixed maturities acquired - available for sale, at market value	(944,353)	(438,468)	(3,238,113)	(2,766,212)
Cost of fixed maturities acquired - available for sale, at fair value	(2,456)	(53,706)	(27,481)	(134,324)
Cost of equity securities acquired - available for sale, at market value	(7,254)	(350,982)	(127,837)	(353,265)
Cost of equity securities acquired - available for sale, at fair value	(70,867)	(409,748)	(755,734)	(514,092)
Cost of other invested assets acquired	(7,000)	(13,311)	(64,832)	(66,408)
Cost of businesses acquired	-	-	(63,100)	-
Net change in short-term investments	149,585	(193,976)	100,969	(110,241)
Net change in unsettled securities transactions	(21,883)	20,966	13,563	(13,084)
Net cash provided by (used in) investing activities	(54,780)	35,380	(208,706)	(270,013)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	3,761	1,617	12,269	3,066
Purchase of treasury shares	(8,251)	(51,714)	(92,490)	(398,554)
Revolving credit borrowings	-	(33,000)	(50,000)	50,000
Net cost of senior notes maturing	-	-	-	(200,000)
Dividends paid to shareholders	(25,786)	(26,063)	(103,848)	(108,477)
Net cash provided by (used in) financing activities	(30,276)	(109,160)	(234,069)	(653,965)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(22,863)	3,186	(26,502)	16,313

Net increase (decrease) in cash	4,945	57,268	190,243	10,810
Cash, beginning of period	443,706	201,140	258,408	247,598
Cash, end of period	$448,651	$258,408	$448,651	$258,408

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(38,618)	$5,737	$(44,537)	$(30,978)
Interest paid	20,262	20,177	51,647	60,198

Non-cash transaction:
Net assets acquired and liabilities assumed from business acquisitions	-	-	19,130	-